BlackRock Allocation Target Shares (the "Registrant")
BATS: Series A Portfolio (the "Fund")

77Q1(e):
Copies of any new or amended Registrant investment advisory contracts

Attached please find as an exhibit to sub-item 77Q1(e) of Form
N-SAR, a copy of Form of Amendment No. 2 to the Investment
Management Agreement between BlackRock Advisors, LLC and the
Registrant, on behalf of the Fund.



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Exhibit 77Q1(e)
 Form of Amendment No. 2 to the Investment Management Agreement
    This Amendment No. 2 dated as of [ ], 2015 (the "Amendment") to the Investment Management Agreement (as defined below) is entered into by and between BlackRock Allocation Target Shares, a Delaware statutory trust (the "Trust") and BlackRock Advisors, LLC, a Delaware limited liability company (the "Advisor"). Capitalized terms used herein and not otherwise defined shall have the meaning or meanings as set forth in the Management Agreement.
    WHEREAS, the Trust and the Advisor have entered into an Investment Management Agreement dated September 29, 2006 (the "Management Agreement") pursuant to which the Trust appointed the Advisor to act as investment advisor to the investment portfolios of the Trust; and
    WHEREAS, the Management Agreement provides that new Funds may be added to Annex A by resolution of the Board of Trustees, approval by the shareholder or shareholders of such Fund and acceptable by the Advisor, and the Management Agreement with respect to each subsequent Fund shall become effective as of such time, and unless sooner terminated with respect to such Fund as provided therein, shall continue in effect for a period of two years with respect to such Fund; and
    WHEREAS, the Board of Trustees, including a majority of those Trustees who are not interested persons of the Trust, specifically approved the establishment of BATS: Series A Portfolio (the "New Fund") and the appointment of the Advisor to act as investment advisor therefor at an in-person meeting held on September 9, 2014;
    NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:


1.
Appointment.    The Trust hereby appoints the Advisor to
act as investment advisor to the New Fund for the period and on the terms set forth in the Management Agreement. The
Advisor hereby accepts such appointment and agrees to render the services set forth in the Management Agreement with respect to the New Fund for the compensation herein provided.


2.
Compensation.    The Advisor shall receive any compensation
from the New Fund at the annual rates set forth on Schedule
A for the services provided and the expenses assumed pursuant to the Management Agreement.


3.
Capitalized Terms.    From and after the date hereof, the
term "Fund" as used in the Management Agreement shall be deemed to include BATS: Series A Portfolio.


4.
Annex.    Annex A to the Management Agreement shall be
amended to add the New Fund so that Annex A is amended and restated as attached hereto.


5.
Miscellaneous.    Except to the extent supplemented hereby,
the Management Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby. Without limiting the generality of the foregoing, it is understood that the Advisor may employ one or more sub-advisers for the New
Fund pursuant to Section 3 of the Management Agreement.




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    IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 2 to the Investment Management Agreement to be executed by their officers designated below as of the day and year first above written.




BLACKROCK ALLOCATION TARGET SHARES,
on behalf of
BATS: Series A Portfolio


By:
Name:  [             ]


Title:    [                ]





BLACKROCK ADVISORS, LLC


By:
Name:  [                ]


Title:    [                  ]




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Schedule A

Investment Advisory Fee




Fund                              Advisory Fee

BATS: Series A Portfolio             None.



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Amended and Restated

Annex A

Series of BlackRock Allocation Target Shares


1)BATS: Series A Portfolio


2)BATS: Series C Portfolio


3)BATS: Series E Portfolio


4)BATS: Series M Portfolio


5)BATS: Series P Portfolio


6)BATS: Series S Portfolio